SCHEDULE 14C/A2
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement     [ ] Confidential, For Use of
                                               the Commission Only (as permitted
                                               by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement



                           WHISTLER INVESTMENTS, INC.
                (Name of Registrant as Specified in Its Charter)



      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required

      [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:   n/a

      (2) Aggregate number of securities to which transaction applies:      n/a

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
          the filing fee is calculated and state how it was determined):    n/a

      (4) Proposed maximum aggregate value of transaction:                  n/a

      (5) Total fee paid:                                                   n/a

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:                                           n/a

      (2) Form, Schedule or Registration Statement No.:                     n/a

      (3) Filing Party:                                                     n/a

      (4) Date Filed:                                                       n/a

                      Preliminary Copy dated April 16, 2004


                           WHISTLER INVESTMENTS, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY , 2004

                                Las Vegas, Nevada
                                   May , 2004

         A Special Meeting of Stockholders (the "Special Meeting") of Whistler Investments, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company, 5001 East Bonanza Road, Suite 144-145, Las Vegas, Nevada 89110, on ___________ , May , 2004, at 8:00 A.M. (local time) for the following purposes:

            1. To amend the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock from 21,000,000 (the number of authorized shares of Common Stock following the three for one forward split, effective March 10, 2004) to 90,000,000;

            2. To amend the Articles of Incorporation of the Company to authorize the Board of Directors to issue one or more series of the currently authorized class of 5,000,000 shares of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors;

           3. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on April , 2004, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

            Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         All stockholders are cordially invited to attend the meeting.


                       By Order of the Board of Directors,

                                  /s/ Holly Roseberry
                                  ----------------------------------
                                      Holly Roseberry
                                      President and Chief Executive Officer


                     Preliminary Copy dated April 16, 2004

Approximate Date of Mailing of this Information Statement:  May    , 2004

                           WHISTLER INVESTMENTS, INC.
         5001 East Bonanza Road, Suite 144-145, Las Vegas, Nevada 89110

                              INFORMATION STATEMENT

            Special Meeting of Stockholders to be Held May ___, 2004

         This Information Statement is being furnished by Whistler Investments, Inc., a Nevada corporation ("Whistler" or the "Company"), to holders of its common stock of record April ___, 2004 (the "Record Date") in connection with a Special Meeting of Stockholders (the "Special Meeting") to be held at 5001 East Bonanza Road, Suite 144-145, Las Vegas, Nevada 89110 on May__, 2004, at 8:00 A.M. (local time), and any adjournment or postponement thereof.

         At such meeting, stockholders will consider and act upon proposals to amend the Company's Articles of Incorporation to (1) increase the number of shares of authorized Common Stock of the Company ("Common Stock") from 21,000,000 shares (the number of authorized shares of Common Stock following the three for one forward split, effective March 10, 2004) to 90,000,000 shares, and
(2) authorize the Board of Directors to issue one or more series of the currently authorized class of 5,000,000 shares of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors.

         The amendments to the Company's Certificate of Incorporation (the "Certificate of Amendment") are more fully described below, and a copy of the Certificate of Amendment is attached as Appendix "A". Stockholders of the Company should consider carefully the matters discussed in this Information Statement before casting their vote.

         You are entitled to vote at the Special Meeting if you owned shares of Whistler's Common Stock as of the close of business on the Record Date, April, 2004. You will be entitled to cast one vote for each share of Common Stock that you owned as of that time. As of that date, we had ___________ shares of Common Stock outstanding.

         Stockholders who own in excess of 50% of the Company's outstanding Common Stock have advised us that they intend to vote in favor of each of the proposals set forth above. It is anticipated, therefore, that the proposals will be approved.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         You should rely only on the information or representations provided in or referred to in this Information Statement. Whistler has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

                            BACKGROUND TO THE MEETING


Annual Report; Financial Information

         A copy of the Company's 2003 Amended Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on April __, 2004, is attached as Appendix B. Copies of the Company's Amended Quarterly Reports on Form 10-QSB for its fiscal quarters ended April 30, 2003, July 31, 2003 and October 31, 2003 (filed with the Securities and Exchange Commission on _______, ________ and _______ , 2004, respectively), are attached as Appendices C, D and E, respectively. These reports include financial information for the year ended January 31, 2003 and for the Company's first three fiscal quarters of its fiscal year ended January 31, 2004.



                             MATTERS TO BE VOTED ON



I. Amendment of Articles of Incorporation

         The Board of Directors proposes to amend Whistler's Articles of Incorporation to increase the Company's authorized common stock from 21,000,000 shares (the number of authorized shares of Common Stock following the three for one forward split, effective March 10, 2004) to 90,000,000 shares, and authorize the Board of Directors to issue one or more series of the currently authorized class of 5,000,000 shares of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors.



         Amendment to Increase Authorized Shares of Common Stock

      When the Board of Directors decreased the number of outstanding shares of Common Stock effective July 11, 2003, under the Nevada corporate law, the number of our authorized shares of that class was decreased in the same ratio. Therefore, the July 11, 2003 reverse split that decreased the outstanding Common Stock on a 10-for-1 basis had the effect of decreasing the Company's authorized common stock in the same ratio, i.e., from 70,000,000 shares authorized to 7,000,000 shares. Effective March 10, 2004, under the same provision of the Nevada corporate law, we increased the outstanding and authorized Common Stock pursuant to our Board's authorization of a three for one forward split resulting in 21,000,000 shares of Common Stock being authorized for issuance. As of
February ____________, 2004,  we  have _____________________  shares  of  Common
Stock outstanding and only ___________ shares of Common Stock available for new issuances. As discussed below, the Board of Directors believes the Company will need additional shares of authorized Common Stock for the "equity line" financing arrangements that we entered into and to implement the terms of the Licensing and Distribution Agreement described below, as well as for other corporate purposes.


            Termination of Nu Age Agreement and New Licensing Agreement with RV Systems and Lithium House. On October 21, 2003, we terminated our agreement with Nu Age Electric and have no requirements to issue any shares to the stockholders of Nu Age Electric. On October 21, 2003, we also entered into a Distribution and Licensing Agreement with RV Systems, Inc., a Nevada corporation, for the worldwide arena (with the exception of India for the two- and three-wheeled vehicle technology)to sell, distribute and/or manufacture (or arrange for the sale, distribution or manufacture of) specified products utilizing the portable power systems developed by Lithium House, Inc., a California corporation with principal offices located in Van Nuys, California. Lithium House is an affiliate of RV Systems, and has licensed all product development to RV Systems for products and applications of portable power systems utilizing Lithium House's proprietary lithium battery technology. Please refer to our current report on Form 8-K, filed November 21, 2003, with the Securities and Exchange Commission.

            Although there is no further requirement for us to issue shares of our Common Stock to the stockholders of Nu Age Electric, we will require additional authorized shares of Common Stock to utilize the "equity line" agreement discussed below we entered into on January 19, 2003.

         Equity Line Financing  Agreements.              On January 19, 2004, we
         ---------------------------------
entered into an Investment Agreement and a Registration Rights Agreement with Dutchess Private Equities Fund, L.P. ("Dutchess"). We recognize the possible adverse effects on our stock price that could result from utilization of this financing arrangement, but we believed that, nonetheless, this source of financing could prove useful to the Company if other more attractive sources are not available.


         Pursuant to that Investment Agreement, once the registration statement planned to be filed as discussed below is effective, we may, at our discretion, periodically "put" or require Dutchess to purchase shares of our Common Stock. Prior to being able to utilize the "equity line" under the Investment Agreement, we will have to file a registration statement under the Securities Act of 1933, as amended, to register for resale by Dutchess the shares of our common stock sold to Dutchess under the Investment Agreement.


         The Registration Rights Agreement with Dutchess requires that we file a registration statement within 30 days of the availability of our fiscal year end (January 31, 2004) financial statements. We intend to file the registration statement and respond to comments of the Securities and Exchange Commission so as to have the registration statement declared effective. We would not anticipate the registration statement being declared effective and our being able to utilize the equity line prior to the month of July, 2004, unless the schedule for delivery of our financials and the process with the Securities and Exchange Commission proceed more rapidly than projected.


         Under the Investment Agreement, the aggregate amount that Dutchess would be obligated to pay for our shares will not exceed $10.0 million. For each share of Common Stock purchased under the Investment Agreement, Dutchess would pay 95% of the lowest best closing bid price on the Over-the-Counter Bulletin Board (or other principal market on which our Common Stock is traded) during the ten day period immediately following the date on which we give notice to Dutchess of our intention to put such stock. Our ability to put the shares under the Investment Agreement is conditioned upon, as stated above, our registering the shares of Common Stock with the Securities and Exchange Commission and satisfaction of certain other customary closing conditions. The costs associated with this registration would be borne by us.


         Pursuant to the Investment Agreement, we may periodically put shares of Common Stock to Dutchess by giving notice to Dutchess of our election to exercise the put right. Pursuant to the Investment Agreement, a closing would be held seven trading days after that written put notice, at which time we will deliver shares of Common Stock and Dutchess would pay the purchase price for the shares.


         Our right to put shares under the Investment Agreement would commence once the underlying shares are registered with the Securities and Exchange Commission, assuming other customary closing conditions are met. Thereafter, we could continue to put shares to Dutchess until the earlier of (I) 36 months after the effectiveness of that registration; or (II) such time as Dutchess has purchased a total of $10.0 million in shares of our Common Stock.


         In addition to these restrictions, Dutchess' obligation to purchase shares pursuant to our put right is limited by the average daily volume of our Common Stock. Specifically, unless waived by Dutchess, and subject to a $1.0 million "per put" cap, the maximum amount of each put exercise is equal to, at our election:


- 200% of the average daily volume of the Common Stock for the 10 trading days prior to the applicable put notice multiplied by the average of the three daily closing best bid prices immediately preceding the date of the put, or


- $250,000.

We cannot predict the actual number of shares of Common Stock that could be issued pursuant to the Investment Agreement, in part because the volume and purchase price of the shares would fluctuate based on prevailing market conditions, and we have not determined the total amount of advances we would intend to draw.


Subject to the conditions set forth in the Investment Agreement, following Dutchess' receipt of a validly delivered Put Notice, Dutchess would be required to purchase from us that number of Shares having an aggregate purchase price equal to the lesser of (i) the amount set forth in the Put Notice, and (ii) 20% of the aggregate trading volume of the Common Stock during the five trading days following our delivery of the put notice times (x) 95% of the lowest best bid price of the Company's Common Stock during those five trading days.


There would be an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, with a lower stock price, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

         The Dutchess equity line is a possible use of increased authorized stock. If the Company utilizes this financing arrangement, there are risks involved, which risks include the following:

         Dilution. The sale of shares pursuant to our Investment Agreement with Dutchess may have a dilutive impact on our stockholders. As a result, the market price of our Common Stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.


         Dutchess would pay less than the market price for our Common Stock. The Common Stock to be issued under our agreement with Dutchess would be purchased at a price equal to the lesser of (i) the amount set forth in the Put Notice, and (ii) 20% of the aggregate trading volume of the Common Stock during the five trading days following our delivery of the put notice times (x) 95% of the lowest best bid price of the Company's Common Stock during those five trading days. These discounted sales could cause the price of our Common Stock to decline.


         Short Sales. The anticipation of significant sales by Dutchess pursuant to the equity line could result in short sales by third parties. If there is not a corresponding demand for our stock, then our stock price would decline.

         The Dutchess equity line may not provide sufficient funds for commercialization of our proposed products. We are dependent on external financing to fund our planned commercialization of products utilizing our licensed lithium power pack systems. These financing needs may be provided primarily pursuant to the agreement with Dutchess. No assurances can be given that this financing will be available in sufficient amounts or at all when needed.


         Unless the number of authorized shares is increased, the Company would not have sufficient authorized shares for issuance pursuant to the terms of the equity line agreements with Dutchess, or in connection with additional financings, acquisitions, employee options, and other corporate purposes. Accordingly, we are proposing that the Company's authorized common stock be increased to 90,000,000 shares, par value $.001 per share. The Board of Directors recommends the proposed increase to insure that a sufficient number of authorized and unissued shares are available (i) to utilize the equity line financing facility, (ii) to be available to raise additional capital through other sources for the Company's operations, and (iii) to make options and shares available for employees, future non-employee directors, and consultants as an incentive for services to the Company pursuant to the Company's 2003 Restricted Stock Plan or otherwise.

          Other than the equity line financing arrangements with Dutchess, we do not presently have any specific plans or arrangements relating to the issuance of any of the shares proposed to be authorized. Such shares would be available for issuance by the Board of Directors without further action by the stockholders. Although shares may be issued only for consideration deemed adequate under Nevada law, issuance could have a dilutive effect on existing stockholders, reducing the percentage of Whistler's outstanding shares represented by those held by such existing stockholders. Neither the presently authorized shares nor the additional shares that would be authorized by the proposed amendment have preemptive rights.

   Amendment to Authorize Board of Directors to Issue and Fix Terms of Series of Preferred Stock

         We believe that the ability of our Board of Directors to issue shares of our currently authorized class of 5,000,000 shares of preferred stock could be useful in connection with certain types of venture capital financing, acquisitions, and other corporate transactions. We are therefore proposing that the Company's Articles of Incorporation be amended to authorize the Board of Directors to issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. By way of illustration, special rights and preferences may include special voting rights (or denial of voting rights), special rights with respect to payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the Board may determine. The Board has no present intentions or plans relating to the issuance of preferred stock.

           Recommendation of Management and Required Vote for Approval

The Board of Directors recommends that the stockholders vote in favor of the amendments to the Company's Articles of Incorporation described above.

            The Board of Directors has unanimously approved the Amendments to our Articles of Incorporation and recommended that the Amendments be submitted to the stockholders of the Company for approval. The vote required for approval of the proposals to amend the Articles of Incorporation is the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Under Nevada law, there are no dissenters' rights of appraisal with respect to these proposals to amend our Articles of Incorporation.

            If these proposals are approved by the Company's stockholders, the Board of Directors expects to file a Certificate of Amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock and amending the provisions concerning issuance of the authorized preferred stock by the Board of Directors as soon as practicable after the date of the Special Meeting. The Certificate of Amendment would amend the Company's Articles of Incorporation and would be in the form of the Certificate of Amendment attached hereto as Appendix A.


                             PRINCIPAL STOCKHOLDERS

            The following table sets forth, as of April , 2004, information concerning the beneficial ownership of the Common Stock of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group.


                                                                Approx.
            Name and Address of          Amount and Nature      % of
            Beneficial Owner (1)         Of Ownership           Class
            ------------------           -----------------      -------
            Salim S. Rana                 8,473,995              ____ %

            Stacey Fling                  1,155,000              ____ %

            Holly Roseberry                  45,000

            Mehboob Charania                    --                  --

            All directors and
            officers as a group                 --                  --
            ------------------

* Less than 1%.

(1) The address for these stockholders and directors and officers is c/o the Company at 5001 East Bonanza Road, Suite 144-145, Las Vegas, Nevada 89110.


                              INDEPENDENT AUDITORS

            Mason Russell West, LLC have been appointed by the Board to serve as the Company's independent auditors for the fiscal year ending January 31, 2004, and thereafter. Mason Russell West, LLC have no interest, financial or otherwise, in the Company. A representative of Mason Russell West is not expected to be present at the Special Meeting.

                APPENDICES B, C, D AND E- AMENDED FORMS 10-KSB AND 10-QSB

            The Company's Amendment No. 2 to its 2003 Form 10-KSB containing all financial statements, Amendments to its 10-QSB's for the fiscal quarters ended
April 30, July 31 and October 31, 2003, are attached to this information statement as Appendices B, C, D and E, respectively.

              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

            THIS INFORMATION STATEMENT AND THE APPENDICES HERETO REFER TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO HOLLY ROSEBERRY, WHISTLER INVESTMENTS, INC., 5001 EAST BONANZA ROAD, SUITE 144-145, LAS VEGAS, NEVADA 89110, TELEPHONE NUMBER
(702) 296-2754. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY MAY , 2004.



                                  OTHER MATTERS

            The Board of Directors knows of no other business that will be presented to the Special Meeting.

                                            By Order of the Board of Directors,

                                            /s/ HOLLY ROSEBERRY
                                            --------------------------
                                            HOLLY ROSEBERRY, PRESIDENT
Las Vegas, Nevada
May  , 2004

                                   APPENDIX A



                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           WHISTLER INVESTMENTS, INC.

         WHISTLER INVESTMENTS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), by its president (or vice-president) and secretary (or assistant secretary) does hereby certify:

                  1. That the Company is currently authorized to issue 7,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

                  2. That the board of directors of the Company, acting by unanimous written consent, dated July , 2003, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

                  3. That Article III of the Articles of Incorporation of the Company be deleted in its entirety and the following be substituted therefor:

                  "Article III

                  (a) The Corporation shall have authority to issue a total of Ninety-Five Million (95,000,000) shares, of which Ninety Million (90,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Five Million (5,000,000) shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").

                  (b) Shares of the Preferred Stock may be issued from time to time in series, and the Board of Directors is authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and rights, preferences and limitations of each series and the variations and relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                           (i) the designation of such series;

                           (ii) the number of shares initially constituting such
                  series and any increase or decrease (to a number not less than the number of outstanding shares of such series) of the number of shares constituting such series theretofore fixed;

                           (iii) the rate or rates at which dividends on the shares of such series shall be paid, including, without limitation, any methods or procedures for determining such rate or rates, and the conditions on, and the times of, the payment of such dividends, the preference or relation that such dividends shall bear to the dividends payable on any other class or series of stock of the Corporation, and whether or not such dividends shall be cumulative and, if so, the date or dates from and after which they shall accumulate;

                           (iv) whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including, without limitation, the date or dates on or after which such shares shall be redeemable and the amount per share that shall be payable on such redemption, which amount may vary under different conditions and at different redemption dates;

                           (v) the rights to which the  holders of the shares of
                  such series shall be entitled on the voluntary or involuntary liquidation, dissolution or winding up or on any distribution of the assets, of the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

                           (vi)  whether or not the shares of such series  shall
                  have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions thereof, including, without limitation, the right of the holders of such shares to vote as a separate class, either alone or with the holders of shares of one or more other series of the Preferred Stock and the right to have more than one vote per share;

                           (vii) whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if so, the terms and conditions thereof;

                           (viii) whether or not the shares of such series shall
                  be convertible into, or changeable for, shares of any other class or series of the same or any other class of stock of the Corporation and, if so, the terms and conditions of conversion or exchange, including, without limitation, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price; and

                           (ix) any  other  relative  rights,  preferences  and
                  limitations.

          All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which the corporation may now or hereafter be authorized to issue.

          The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

          Holders of the corporation's Common Stock shall not possess cumulative voting rights at any stockholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special."

                  4. That the number of shares of the Company outstanding and entitled to vote on said amendment to the Articles of Incorporation is _____________; that the said amendment has been authorized by the vote of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



         IN WITNESS WHEREOF, the said Whistler Investments, Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this day of , 2004.

                                           WHISTLER INVESTMENTS, INC.

                                           By:
                                                                    , President

                                           By:
                                                                    , Secretary
 (SEAL)

 STATE  OF       )
                 )                         ss.
 COUNTY OF       )



         On  ,  2004,   personally  appeared  before  me,  ,  a  Notary  Public,
___________ and ___________ ,who acknowledged that they executed the above instrument.

 /s/

(Notary Public)
 (SEAL)